Exhibit 10.2

CUMULUS MEDIA INC.

WARRANT AGREEMENT

Dated As Of June 29, 2009
Warrants To Purchase 1,250,000
Shares Of Class A Common Stock

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Exhibit A	—	Form of Joinder Agreement

Exhibit B	—	Warrant Allocation

Attachment A	—	Form of Warrant Certificate

Schedule 6.2(a)	—	Dickey Family Shares

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CUMULUS MEDIA INC.
Warrant Agreement

Warrants for Class A Common Stock
     This WARRANT AGREEMENT, dated as of June 29, 2009, is made among CUMULUS MEDIA INC., a corporation incorporated under the laws of the State of Delaware (together with its successors and assigns, the “Company"), each of the Consenting Lenders (as defined below) that have signed a joinder agreement in the form attached hereto as Exhibit A agreeing to be a party to this Agreement (and together with each of their successors and assigns, individually a “Purchaser” and together the “Purchasers") and certain of the shareholders of the Company listed on the signature page hereto (the “Dickey Family"). Capitalized terms shall have the meaning specified in Section 9.1 hereof.
RECITALS
     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company has entered into Amendment No. 3 (the “Third Amendment"), to the Credit Agreement, dated as of June 7, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement"), among the Company, the several banks and other financial institutions parties thereto (the “Lenders"), and Bank of America, N.A., a national banking organization organized and existing under the laws of the United States as administrative agent for the Lenders thereunder;
     WHEREAS, certain of the Lenders under the Credit Agreement have consented to the Third Amendment (such consenting lenders, the “Consenting Lenders");
     WHEREAS, it is a condition precedent to entering into, or otherwise consenting to, the Third Amendment by the Consenting Lenders that the Company issue to the Consenting Lenders warrants exercisable into an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of Class A Common Stock, which warrants will be allocated ratably to the Consenting Lenders based on Revolving Commitments (as defined in the Credit Agreement, and after giving effect to the Third Amendment) and Term Loans (as defined in the Credit Agreement, and after giving effect to the Third Amendment) of the Consenting Lenders, as such allocation is more specifically set forth on Exhibit B of this Agreement; and
     WHEREAS, the parties desire to set forth in this Agreement the terms and provisions of the Warrants and the conditions to the issuance and sale of the Warrants to the Purchasers;
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1. ISSUANCE OF WARRANTS.
     At the Closing and in connection with the execution of the Third Amendment, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, for a purchase price of $1.00 and other good and valuable consideration, all of which is deemed to have been received by the Company upon execution and delivery of the Third Amendment, warrants to purchase that number of shares of Class A Common Stock set forth next to such Purchaser’s name on Exhibit B hereto for an initial exercise price equal to the Initial Exercise Price per share (together with any warrants issued in substitution or replacement therefor, the “Warrants"). The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of the Amendment at such place as the parties may agree. At the Closing, the Company will deliver to each Purchaser Warrant Certificates evidencing the Warrants purchased by such Purchaser.
2. FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.
2.1 Form of Warrant Certificates.
     The Warrant Certificates shall be in the forms set forth in Attachment A. The Warrant Certificates may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange. Each Warrant Certificate shall represent the right to purchase the number of shares of Class A Common Stock set forth in such Warrant Certificate at a price per share of Class A Common Stock equal to the Exercise Price; provided, that the number of shares of Class A Common Stock issuable upon exercise of the Warrants and the Exercise Price thereof shall be subject to adjustment as provided herein.
2.2 Execution of Warrant Certificates; Registration Books.
     (a) Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by an officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered with the same force and effect as though the individual who signed such Warrant Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.
     (b) Registration Books. The Company will keep or cause to be kept at its office, maintained at the address of the Company referred to in Section 10.5 hereof or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and date of each of the Warrant Certificates and the Denomination thereof.
2.3 Transfer, Split Up, Combination and Exchange of Warrant Certificates; Lost or Stolen Warrant Certificates.
     (a) Transfer, Split Up, etc.
     (i) Transfer. Subject to compliance with the Securities Act and any applicable state securities laws, any Warrant Certificate, with or without other Warrant Certificates, may be transferred to any Person for a Warrant Certificate or Warrant Certificates in an aggregate like Denomination as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer any Warrant Certificate shall make such request in writing delivered to the Company, which request shall include the identity of the transferee and the aggregate number of Warrants to be transferred, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred at the office of the Company referred to in Section 2.2 hereof, whereupon the Company shall deliver promptly to such transferee a Warrant Certificate or Warrant Certificates, as the case may be, as so requested, which Warrant Certificate or Warrant Certificates shall evidence, collectively, the same aggregate number of Warrants as the Warrant Certificate or Warrant Certificates so surrendered for transfer.
     (ii) Split Up, Combination, Exchange, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, in an aggregate like Denomination as the Warrant Certificate or Warrant Certificates surrendered then entitle such registered holder to purchase. Any registered holder desiring to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be split up, combined or exchanged at the office of the Company referred to in Section 2.2 hereof, whereupon the Company shall deliver promptly to such registered holder a Warrant Certificate or Warrant Certificates, as the case may be, as so requested, which Warrant Certificate or Warrant Certificates shall evidence, collectively, the same aggregate Denomination as the Warrant Certificate or Warrant Certificates so surrendered for split-up, combination or exchange.
     (b) Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Warrant Certificate (which evidence shall be, in the case of a Purchaser, notice from such Purchaser of such ownership (or of ownership by such Purchaser’s nominee) and such loss, theft, destruction or mutilation), and:

     (i) in the case of loss, theft or destruction, an affidavit of loss, together with indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Warrant Certificate is a Purchaser, or a nominee of such Purchaser, such Purchaser’s own unsecured agreement of indemnity together with its affidavit of loss, shall be deemed to be satisfactory; or
     (ii) in the case of mutilation, upon surrender and cancellation thereof;
the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate and evidencing the same Denomination as the Warrant Certificate so lost, stolen, destroyed or mutilated.
3. EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE.
3.1 Exercise of Warrants.
     (a) Manner of Exercise. At any time and from time to time prior to the Expiration Date, the holder of any Warrant Certificate may exercise the Warrant evidenced thereby, in whole or in any part, by surrender of such Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 2.2 hereof, together with payment of the Exercise Price for each share of Common Stock with respect to which the Warrants are then being exercised. Such Exercise Price shall be payable either:
     (i) in cash pursuant to Section 3.1(b) hereof;
     (ii) by cashless exercise by delivery of Warrant Certificates pursuant to Section 3.1(c) hereof; or
     (iii) or any combination of the above.
     (b) Payment in Cash. Upon exercise of any Warrants, the holder of a Warrant Certificate may pay the Exercise Price in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.
     (c) Cashless Exercise. In the event that any holder of Warrant Certificates delivers such Warrant Certificates to the Company and notifies the Company in writing that such holder intends to exercise all, or any portion of, the Warrants represented by such Warrant Certificates to satisfy its obligation to pay the Exercise Price in respect thereof by virtue of the provisions of this Section 3.1(c), such holder shall become entitled to receive, instead of the number of shares of Class A Common Stock such holder would have received had the Exercise Price been paid pursuant to Section 3.1(b), a number of shares of Class A Common Stock in respect of the exercise of such Warrants equal to the product of:

     (i) the number of shares of Class A Common Stock issuable upon such exercise of such Warrant Certificate (or, if only a portion of such Warrant Certificate is being exercised, issuable upon the exercise of such portion); multiplied by
     (ii) the quotient of:
     (A) the difference of:
     (I) the Market Price per share of Common Stock at the time of such exercise; minus
     (II) the Exercise Price per share of Class A Common Stock at the time of such exercise;
     divided by
     (B) the Market Price per share of Common Stock at the time of such exercise.
     (d) Fractional Shares. The Company may, in accordance with Section 3.6, pay the exercising holder cash in lieu of issuing a fractional share in connection with an exercise of Warrants; provided that if it does not issue a fractional share in such circumstances, it will make such cash payment.
3.2 Issuance of Common Stock.
     Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for each of the shares of the Common Stock to be purchased in the manner provided in Section 3.1(a) hereof and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 4.3 hereof), the Company shall thereupon promptly cause certificates representing the number of whole shares of Class A Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 3.6 hereof to or upon the order of the registered holder of such Warrant Certificate.
3.3 Unexercised Warrants.
     In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

     3.4 Cancellation and Destruction of Warrant Certificates.
     All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.
     3.5 Expiration.
     All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date.
     3.6 Fractional Shares.
     The Company shall not be required to issue fractional shares of Class A Common Stock upon the exercise of any Warrant. If fractional shares are not issued upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Class A Common Stock resulting therefrom, an amount of cash equal to the product of:
     (a) the fractional amount of such share of Class A Common Stock; times
     (b) the Market Price, as determined on the trading day immediately prior to the date of exercise of such Warrant.
4. AGREEMENTS OF THE COMPANY.
     4.1 Reservation of Common Stock.
     The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Class A Common Stock such number of shares of Class A Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder into Class A Common Stock and the exercise of all other Rights exercisable or convertible into Class A Common Stock.
     4.2 Common Stock To Be Duly Authorized and Issued, Fully Paid and Nonassessable etc.
     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Class A Common Stock delivered upon the exercise of any Warrant and the payment of the Exercise Price pursuant to Section 3.1 hereof (in each case, at the time of delivery of the certificates representing such shares of Class A Common Stock), shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights in favor of any Person in respect of such issuance and free of any Lien created by, or arising out of actions of, the Company, any Subsidiary or any Affiliate of the Company (other than such rights and Liens, if any, arising out of the provisions of this Agreement).

     4.3 Transfer Taxes.
     The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:
     (a) each Warrant Certificate;
     (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to the terms of this Agreement; and
     (c) each share of Class A Common Stock issued upon the exercise of any Warrant.
     The Company shall not, however, be required to:
     (i) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates in a name other than that of the registered holder of the Warrant Certificate surrendered for exercise, conversion, transfer or exchange (any such tax being payable by the holder of such certificate at the time of surrender); or
     (ii) issue or deliver any such certificates referred to in the foregoing clause (i) until any such tax referred to in the foregoing clause (i) shall have been paid.
     4.4 Common Stock Record Date.
     Each Person in whose name any certificate for shares of Class A Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Class A Common Stock represented thereby on, and such certificates (if any) shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Exercise Price (and any applicable transfer taxes, if payable by such Person) was made.
     4.5 Rights in Respect of Common Stock.
     Except as otherwise set forth herein, prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the Class A Common Stock into which the Warrants shall be exercisable, including, without limitation, the right to vote in respect of any matter upon which the holders of Common Stock may vote, the right to receive any distributions of cash or property (except as provided in Section 5) and, except as expressly set forth herein, the right to receive any notice of any proceedings of the Company. Prior to the exercise of the Warrants evidenced thereby, the holders of the Warrant Certificates shall not have as such any obligation in respect of any assessment or any other obligation or liability as a stockholder of the Company, whether such obligations or liabilities are asserted by the Company or by creditors of the Company.

     4.6 Right of Action.
     All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.
     4.7 Form D.
     The Company covenants and agrees to file with the Securities and Exchange Commission (the “Commission”) a complete Form D in respect of the grant of the Warrants, to the extent each Purchaser furnishes the Company with all information requested by the Company necessary for such purpose.
5. ANTI-DILUTION ADJUSTMENTS.
     5.1 Mechanical Adjustments.
     The number of shares of Class A Common Stock purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment as set forth in this Section 5.
     5.2 Stock Dividends, Subdivisions and Combinations.
     In the event that the Company shall, on or after the date hereof:
     (a) pay a dividend in shares of Additional Common Stock or make a distribution in shares of Additional Common Stock;
     (b) reclassify by subdivision of its outstanding shares of Common Stock into a greater number of shares; or
     (c) reclassify by combination of its outstanding shares of Common Stock into a smaller number of shares;
then, and in each such case, the number of shares of Class A Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Class A Common Stock for which such Warrant is exercisable immediately before the occurrence of any such event multiplied by a fraction (x) the numerator of which is the total number of outstanding shares of Common Stock immediately after the occurrence of such event and (y) the denominator of which is the total number of outstanding shares of Common Stock immediately before the occurrence of such event.
Any adjustment made pursuant to this Section 5.2 shall become effective on the effective date of such event.

     5.3 Dividends and Distributions.
     In the event that the Company shall make any dividend or distribution of any kind in respect of its Common Stock (other than as described in Section 5.2), no adjustment to the Exercise Price or the number of shares issuable upon exercise of a Warrant shall be made.
     5.4 Consolidation; Merger; Sale; Reclassification.
     In the event that there shall be:
     (a) any consolidation of the Company with, or merger of the Company with or into, another Person (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger);
     (b) any sale or conveyance to another Person of the property, business or assets of the Company substantially as an entirety; or
     (c) any reclassification of the Common Stock of the Company that results in the issuance of other Securities of the Company;
then, in each such case, lawful provision shall be made as a part of the terms of such transaction so that the holders of Warrants shall thereafter have the right to purchase the number and kind of shares of stock, other Securities, cash, property and Rights receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Class A Common Stock as the holder of a Warrant would have had the right to acquire upon the exercise of such Warrant immediately prior to such consolidation, merger, sale, conveyance or reclassification, at the Exercise Price then in effect, and, without further action on the part of any Person, each Warrant will thereafter represent the right to receive, upon payment of the Exercise Price, such shares of stock, other Securities, cash, property and Rights as are so receivable. The Company agrees that, as a condition of proceeding with such consolidation, merger or sale, it shall cause the Person surviving such merger or consolidation, the Person or Persons holding the shares of the Class A Common Stock immediately after such transaction or the Person to whom such sale or conveyance is made, as the case may be, at the time of such consolidation, merger or sale, to expressly assume the due and punctual observance and performance of each and every provision of this Agreement and all obligations and liabilities of the Company hereunder (subject to the foregoing sentence), in each case, pursuant to such agreements and instruments as are reasonably acceptable to the Required Warrantholders.
     5.5 Miscellaneous.
     (a) Adjustments shall be made pursuant to this Section 5 successively whenever any of the events referred to in Section 5.2 or Section 5.4 shall occur.
     (b) If any Warrant shall be exercised subsequent to the record date for any of the events referred to in Section 5.2 or in Section 5.4 but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of such Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other Securities or property that it would have owned or been entitled to receive on such effective date had such Warrant been exercised prior to such record date.
     (c) Shares of Common Stock owned by or held for the account of the Company or any Subsidiary shall not, for purposes of the adjustments set forth in this Section 5, be deemed outstanding.
     5.6 Other Securities.
     In the event that at any time, as a result of an adjustment made pursuant to this Section 5, each holder of Warrants shall become entitled to purchase any Securities of the Company other than shares of Common Stock, the number or amount of such other Securities so purchasable and the Exercise Price of such Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 5.2 and in Section 5.4 hereof, and all other relevant provisions of this Section 5 that are applicable to shares of Common Stock shall be applicable to such other Securities.
     5.7 Additional Agreement of the Company.
     The Company covenants and agrees that it shall not, by amendment to its charter documents as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or which would have the effect of circumventing or avoiding the provisions of this Section 5, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.
     5.8 Information Concerning Anti-Dilution Adjustments.
     (a) Notice of Adjustment. Whenever the number of shares of Class A Common Stock issuable upon the exercise of Warrants is adjusted or the Exercise Price in respect thereof is adjusted, as provided in this Agreement, the Company shall promptly give to each holder of Warrants notice of such adjustment or adjustments and shall promptly deliver to each holder of Warrants a certificate of the Chief Financial Officer of the Company setting forth:
     (i) the number of shares of Class A Common Stock issuable upon the exercise of each Warrant and the Exercise Price of such shares after such adjustment;
     (ii) a brief statement of the facts requiring such adjustment; and
     (iii) the computation by which such adjustment was made.

     (b) Confirmation by Accountants. At the request of any holder of Warrants, a certificate of the Chief Financial Officer of the Company pursuant to Section 5.8(a) shall be confirmed by a certificate from the independent certified public accountants of the Company.
6. REPRESENTATIONS AND WARRANTIES
     6.1 Company Representations and Warranties.
     The Company represents and warrants to each Purchaser as follows:
     (a) Capitalization and Ownership of the Company. The authorized capital stock of the Company consists of (i) 20,262,000 shares of Preferred Stock, par value $0.01 per share, 0 shares of which are issued and outstanding as of the date hereof, (ii) 200,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), 35,260,532 shares of which are issued and outstanding as of the date hereof, (iii) 20,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”), 5,809,191 shares of which are issued and outstanding as of the date hereof and (iv) 30,000,000 shares of Class C common stock, par value $0.01 per share (“Class C Common Stock), 644,871 shares of which are issued and outstanding as of the date hereof. Each share of Class C Common Stock is convertible into exactly one share of Class A Common Stock. As of the date hereof, prior to the grant of the Warrants, 43,701,180 shares of Common Stock are outstanding on a Fully Diluted Basis.
     (b) Authorization and Issuance of Warrants. The issuance of the Warrants has been duly authorized and, upon delivery to each Purchaser of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all Liens and the issuance thereof will not give rise to any preemptive rights.
     (c) Securities Laws. The offer, issuance, sale and delivery of the Warrants, as provided in this Agreement, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws.
     (d) Authority. The Company has the right, power, authority and capacity to execute and deliver this Agreement and the Warrants and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.
     (e) Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the charter documents of the Company or any of its Subsidiaries, (b) any contract, agreement, permit, franchise, license or other instrument applicable to the Company or any of its Subsidiaries, (c) any judgment, decree or order of any court or Governmental Entity or agency to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound or (d) any Law or arbitration award applicable to the Company or any of its Subsidiaries.
     6.2 Representations and Warranties of the Dickey Family.
     Each Person included in the Dickey Family, severally, represents and warrants to each Purchaser as follows:
     (a) Ownership. Schedule 6.2(a) of this Agreement sets forth a true and accurate description of the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and any other share of capital stock of the Company or Right directly or indirectly Beneficially Owned by such Person, any Affiliate of such Person, any family member in the household of such Person or any trust of which such Person is a beneficiary or trustee, together with the name of the record holder of such Security. The aggregate number of shares of Common Stock on a Fully Diluted Basis represented on Schedule 6.2(a) is 14,947,948 (the “Base Dickey Share Amount”).
     (b) Authority. Such Person has the right, power, authority and capacity to execute and deliver this Agreement and to perform his/her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Person and constitutes the valid and binding agreement of such Person enforceable against such Person in accordance with its respective terms.
     (c) Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not or shall not, as the case may be, with the passing of time or the giving of notice or both, violate or conflict with (a) any contract, agreement, permit, franchise, license or other instrument applicable to such Person, (b) any judgment, decree or order of any Governmental Entity to which such Person is a party or by which such Person or any of his/her respective properties are bound or (c) any Law or arbitration award applicable to such Person.
     6.3 Representations and Warranties of the Purchasers.
     Each Purchaser severally and not jointly represents and warrants to the Company as follows:

     (a) Purchase Entirely for Own Account. The Warrant will be acquired for investment for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the foregoing representation will not be construed as imposing any limitation on such Purchaser’s right to transfer any of the Warrants or the Warrant Shares that is not otherwise set forth in this Agreement or required under applicable law.
     (b) Accredited Investor; Investment Experience. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the securities, it has obtained sufficient information from the Company as such Purchaser deems appropriate to evaluate an investment in the Warrants, it is able to bear the economic consequences thereof, and it qualifies as an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is experienced in evaluating and investing in securities of publicly traded companies and acknowledges that it can bear the economic risk of its investment.
     (c) Reliance by Company. Each Purchaser understands that the Company will be relying on the representations made in this Section 6.3. Each Purchaser further acknowledges and agrees that the Company has made no representations or warranties other than as specifically set forth in this Agreement. Each Purchaser understands that the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Warrants.
7. TAG-ALONG RIGHTS.
     (a) Right. If at any time any Person included in the Dickey Family (the “Selling Person”) shall determine to enter into a transaction or a series of transactions with any third party or the Company (any such third party or the Company, as the case may be, a “Prospective Purchaser”) involving the sale, transfer or other disposition by such Person or Persons of an aggregate number of shares of Class A Common Stock of the Company on a Fully Diluted Basis (including the number of such shares as have been so transferred by the Dickey Family prior to the date of such transaction, but after the Closing) that is greater than fifty percent (50%) of the Base Dickey Share Amount, such Person or Persons shall first give written notice (the “Offer Notice”) to all of the holders of Warrant Securities, specifying the name and address of the Prospective Purchaser and the number of shares, if any, of Class A Common Stock of the Company proposed to be sold, transferred or otherwise disposed of (the “Subject Shares”) and setting forth in reasonable detail the price, structure and other terms and conditions of the proposed transaction. The Offer Notice shall represent the offer (the “Offer”) from the Selling Person to each holder of Warrant Securities to include in the proposed transfer described in the Offer Notice, in substitution for an equal number of Subject Shares, a number of Warrant Shares equal to a pro rata portion of Warrant Shares then owned by such holder and on the same terms and conditions (including price and form of consideration) as are being offered by the Selling Person in the proposed transaction. The holder’s pro rata portion shall be determined by multiplying the number of Warrant Shares actually owned by such holder or represented by a Warrant owned by such holder by a fraction, the numerator of which is the lesser of (a) the Base Dickey Share Amount and (b) the number of shares of Common Stock proposed to be sold by the members of the Dickey Family (including such shares as have been so transferred by the Dickey Family prior to the date of such transaction, but after the Closing and including for this purpose any shares of Common Stock issuable upon exercise of any options or conversion of any preferred stock, or any other Right), and the denominator of which shall be the Base Dickey Share Amount. Each holder shall have thirty (30) days from the date of receipt of the Offer Notice to give written notice of its intention to accept or reject the Offer. Failure to respond within such thirty-day period shall be deemed notice of rejection. In the event that any holder(s) of the Warrant Securities gives written notice to the Selling Person of its or their intention to accept such Offer, then such written notice, taken in conjunction with the Offer Notice, shall constitute a valid and legally binding agreement, and each of the holders so giving such written notice shall be entitled to sell to the Prospective Purchaser, contemporaneously with the consummation of the proposed transaction, on the same terms and conditions as are being offered by the Prospective Purchaser to the Selling Person. In the event the proposed sale, transfer or other disposition is not consummated within ninety (90) days after receipt by the holders of an Offer Notice, such transaction or transactions shall again be subject to the provisions of this Section 7(a). In the event that in connection with any Offer Notice the Prospective Purchaser is unwilling to include in the entire number of shares of Class A Common Stock it is willing to purchase the entire number of Warrant Shares of Class A Common Stock that the holders have elected to include in such transaction pursuant to this Section 7(a), then the Selling Person shall simultaneously purchase from the Warrant Securities holders that have elected to sell in such transaction pursuant to this Section 7(a) the number of offered Warrant Shares that such Warrant Securities holders have elected to include in such transaction on the same terms and conditions as set forth in the Offer Notice. The Company shall cooperate in any reasonable way necessary to enable such holders electing such option to exercise their Warrants for the described number of shares of Class A Common Stock so as to participate in the proposed transfer on the basis specified in the Offer Notice.
     (b) Permitted Transferees. The rights described in Section 7(a) shall not apply to (i) any transfer of capital stock of the Company by a Peron included in the Dickey Family to another Person included in the Dickey Family; (ii) any pledge of shares of capital stock of the Company made pursuant to a bona fide loan transaction that creates a mere security interest; (iii) any transfer of shares of Class A Common Stock by gift or bequest or through inheritance to, or for the benefit of, any ancestor, descendent or the spouse of a Person included in the Dickey Family; (iv) any transfer of shares of Class A Common Stock by a Person included in the Dickey Family to a trust for the benefit of any person described in clause (iii) (persons to whom or which the transfers described in this paragraph are made being referred to herein as “Permitted

Transferees”); provided, however, that each Permitted Transferee shall be required as a condition of such transfer to agree in writing that he, she, or it will receive and hold the shares of capital stock or interest therein subject to the provisions of this Section 7.
8. REGISTRATION RIGHTS
     8.1 Shelf Registration.
     (a) If at any time after six months following the date of this Agreement, (i) the holders of Warrant Securities do not have available to them the full benefits of Rule 144 under the Securities Act (or its successor rule) or any other rule or regulation of the Commission that may at any time permit such holder to sell Warrant Shares to the public without registration and (ii) the Company receives a request from the Required Warrantholders that the Company file a registration statement on Form S-3 with respect to the Warrant Shares, then the Company shall use its best efforts to file a registration statement on a Form S-3 or other available form with the Commission, within twenty (20) days after the date such request is given, to effect a registration covering all Warrant Shares subject to this Agreement (the “Registrable Securities”) and any related qualification or compliance under applicable state securities or Blue Sky laws with respect to the Registrable Securities, which shall be a resale “shelf” offering pursuant to Section 415 under the Securities Act, and to cause such registration statement to be declared effective by the Commission as promptly as practicable, but in no event later than sixty (60) days of the date such request is given by the Required Warrantholders. The Company shall notify each Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the registration statement is declared effective and shall simultaneously provide such Purchaser with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
     (b) The Company shall bear all expenses in connection with the procedures of this Section 8 and the registration of the resale of the Warrant Shares pursuant to such registration statement.
     (c) The Company shall provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part.
     8.2 Registration Procedures.
     In connection with registration of Company securities under this Section 8, the Company shall use its reasonable best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

     (a) The Company shall as expeditiously as possible prepare and file with the Commission a shelf registration statement on Form S-3, and use its best efforts to cause such filed registration statement to become and remain effective until the disposition of the Registrable Securities by the holders thereof.
     (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Purchaser copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to each Purchaser such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser. Each Purchaser shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Purchaser, and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by each Purchaser set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Purchaser of any stop order issued or threatened by the Commission or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
     (d) The Company shall use its best efforts (i) to register or qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Purchaser reasonably (in light of the Purchaser’s intended plan of distribution) requests and (ii) cause such securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable each Purchaser to consummate the disposition of its securities, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.02(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (e) The Company shall immediately notify each Purchaser, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Purchaser and file with the Commission any such supplement or amendment. The Company shall use its reasonable best efforts to cause such supplement or amendment to be declared effective and such registration statement and the related prospectus to become usable for their intended purpose(s) as soon as practicable thereafter.
     (f) The Company shall furnish to each Purchaser, on the date such Warrant Shares are delivered to the underwriters for sale pursuant to such registration or, if such Warrant Shares are not being sold through underwriters, on the date that the applicable registration statement becomes effective, (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such Purchaser or the managing underwriter therefor reasonably requests.
     (g) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.
     (h) The Company may require each Purchaser to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.
     (i) The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which the Common Stock is then listed or traded.
     8.3 Indemnity and Contribution.
     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser to the extent beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners, Affiliates and agents, and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Purchaser or on such Purchaser’s behalf expressly for use therein.
     (b) Indemnification by Buyer. Each Purchaser, to the extent holding Registrable Securities included in any registration statement, agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Purchaser, but only with respect to information furnished in writing by such Purchaser or on such Purchaser’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. For purposes of clarification, a Purchaser shall not be liable for any indemnification under this Section 8.3(b) for any information provided by another Purchaser. Notwithstanding the foregoing, each Purchaser’s liability under this Section 8.3(b) shall be limited to the net proceeds realized by such Purchaser in the sale of Registrable Securities of the Purchaser to which such Damages relate.
     (c) Contribution. If the indemnification provided for in this Section 8.3 is unavailable to the indemnified parties in respect of any Damages, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.3(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.3(c), no Purchaser shall be required to contribute any amount in excess of the net proceeds realized by such Purchaser in the sale of Registrable Securities of the Purchaser to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     8.4 Rule 144 Reporting
     With a view to making available to each Purchaser the benefits of Rule 144 under the Securities Act (or its successor rule) and any other rule or regulation of the Commission that may at any time permit such Purchaser to sell Warrant Shares to the public without registration, the Company covenants and agrees to: (i) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the one year anniversary of the Closing or (B) such date as all of the Purchasers’ Warrant Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Warrant Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the Commission that permits the selling of any such Warrant Shares without registration.
9. INTERPRETATION OF THIS AGREEMENT.
     9.1 Certain Defined Terms.
     For the purpose of this Agreement, the following terms shall have the meanings set forth below or set forth in the Section hereof following such term:
     Additional Common Stock — means Common Stock, including treasury shares, issued after the date hereof, except Class A Common Stock issued upon the exercise of any one or more Warrants.
     Affiliate — means, with respect to any Person, (a) a director, officer or stockholder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, at such time; provided, however, that neither the Purchaser nor any Purchaser Affiliate shall be deemed to be an “Affiliate” of the Company and no Person holding any one or more of the Warrants shall be deemed to be an “Affiliate” of the Company solely by virtue of the ownership of such Securities.
     Agreement, this — and references thereto means this Warrant Agreement as it may from time to time be amended, restated, supplemented or modified.
     Base Dickey Share Amount — as defined in Section 6.2(a).
     Beneficially Owned — has the meaning ascribed to in Rule 13d-3 promulgated under the Exchange Act (or any successor rule).

     Board of Directors — means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.
     Class A Common Stock — as defined in Section 6.1(a).
     Class B Common Stock — as defined in Section 6.1(a).
     Class C Common Stock — as defined in Section 6.1(a).
     Closing — as defined in Section 1.
     Commission — as defined in Section 4.7.
     Common Stock — means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company however designated that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and includes without limitation, the presently authorized 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock and 30,000,000 shares of Class C Common Stock.
     Company — as defined in the introductory paragraph hereof.
     Consenting Lenders — as defined in the recitals to this Agreement.
     Control — means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Securities, by contract or otherwise.
     Credit Agreement — as defined in the recitals to this Agreement.
     Damages — as defined in Section 8.3(a).
     Denomination — means, in the case of any Warrant Certificate, the number of shares of Class A Common Stock issuable upon exercise of such Warrant Certificate represented thereby.
     Dickey Family — as defined in the introductory paragraph hereof.
     Exchange Act — means the Securities Exchange Act of 1934, as amended.
     Exercise Price — means, prior to any adjustment pursuant to Section 5, the Initial Exercise Price per share of Class A Common Stock; and thereafter such Initial Exercise Price as successively adjusted and readjusted from time to time in accordance with the provisions of Section 5.
     Expiration Date — means June 29, 2019.

     Fair Market Value — with respect to the Company, with respect to shares of Common Stock or with respect to any other property shall be determined by the Board of Directors in good faith, provided, that such determination is approved by the Required Warrantholders. The Fair Market Value of the shares of Common Stock shall not include a discount for a minority ownership interest. If the Board of Directors and the Required Warrantholders are unable to agree on the Fair Market Value within ten (10) days, then the Board of Directors shall select and approve an appraiser experienced in the business of evaluating or appraising the market value of securities (which appraiser shall be subject to approval by the Required Warrantholders, which approval shall not be unreasonably withheld). The Fair Market Value established by such appraiser shall be conclusive and binding on the parties and the fees and expenses for such appraiser shall be paid for by the Company.
     Fully Diluted Basis — means, with respect to any calculation of the number of shares of Common Stock at any time, the sum of:
     (a) the number of shares of Common Stock outstanding at such time (other than shares held by the Company so long as such shares remain treasury shares); plus
     (b) the aggregate number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of all Rights outstanding at such time, regardless of whether such Rights are then exercisable, convertible or exchangeable and regardless of whether the consideration given up by the holder of any such Right in connection with the exercise, conversion or exchange thereof would exceed the value of the Common Stock received upon such exercise, conversion or exchange.
For the sake of clarity, if any series of Common Stock, now or hereafter authorized, is convertible into more than one share of Class A Common Stock then each share of such series of Common Stock shall be treated as the number of shares of Class A Common Stock into which such share is convertible for all purposes in this Agreement.
     Governmental Entity — means any federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.
     Initial Exercise Price — means $1.17.
     Law — means all statutes, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.
     Lenders — as defined in the recitals to this Agreement.
     Lien — means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.
     Market Price — means, per share of Class A Common Stock, as of any date of determination, the arithmetic mean of the daily closing prices for the fifteen (15) consecutive trading days before such date of determination; provided that if the Class A Common Stock is then neither listed nor admitted to trading on any national securities exchange, then “Market Price” means the Fair Market Value of such share.
     Offer — as defined in Section 7.
     Offer Notice — as defined in Section 7.
     Person — means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
     Prospective Purchaser — as defined in Section 7.
     Purchaser — as defined in the introductory paragraph hereof.
     Purchaser Affiliate — means (a) a partner of a Purchaser, (b) any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, a Purchaser and (c) any managed account or investment fund which is managed by a Purchaser or another Purchaser Affiliate described in clause (b) of this definition.
     Registrable Securities — as defined in Section 8.1.
     Required Warrantholders — means, at any time, the holders of Warrants representing at least a majority of the Class A Common Stock issuable upon exercise of the Warrants then outstanding (exclusive of any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate of the Company).
     Right — means and includes:
     (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire any Common Stock;
     (b) any right issued to holders of the Common Stock, or any class thereof, permitting the holders thereof to subscribe for Additional Common Stock (pursuant to a rights offering or otherwise);
     (c) any right to acquire Common Stock pursuant to the provisions of any Security convertible or exchangeable into Common Stock (including, without limitation, an option or any convertible preferred stock); and
     (d) any similar right permitting the holder thereof to subscribe for or purchase Common Stock.

     Securities Act — means the Securities Act of 1933, as amended.
     Security — as defined in Section 2(1) of the Securities Act.
     Subsidiary — of any corporation means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of capital stock or other ownership interests having ordinary voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such corporation. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.
     Third Amendment — as defined in the recitals to this Agreement.
     Transferee — means any registered transferee of all or any part of any one or more Warrant Certificates initially acquired by the Purchaser under this Agreement; provided, that such transfer is in accordance with this Agreement.
     Warrant — as defined in Section 1.
     Warrant Certificate — means a certificate evidencing the Warrants in the forms set forth in Attachment A.
     Warrant Securities — means, collectively, the Warrants and the Warrant Shares.
     Warrant Shares — means the securities that a holder of a Warrant Certificate may acquire upon exercise or conversion of a Warrant, together with any other securities that such holder may acquire on account of any such Warrant Shares whether upon the making or paying of any dividend or other distribution on Common Stock, upon any split-up of such Common Stock, upon a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, upon exercise of any preemptive right (or the exercise or conversion of any security which such holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock or otherwise.
     9.2 Section Heading and Table of Contents and Construction.
     (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Attachments are, unless otherwise specified, references to Annexes and Attachments attached to this Agreement.
     (b) Independent Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not

(absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.
     9.3 Directly or Indirectly.
     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.
     9.4 Governing Law.
     THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT ANY SUCH RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
10. MISCELLANEOUS.
     10.1 Expenses.
          Except as expressly provided in this Agreement to the contrary, the Company agrees to pay, and save each Purchaser and any Transferees harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of special counsel for the Purchasers and any Transferee) arising in connection with the transactions herein contemplated (other than the transfer taxes not payable by the Company pursuant to Section 4.3), including, without limitation:
               (a) compliance with Section 4.7 hereof;
               (b) the reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees; provided, however, that the Company shall not be required to pay the fees of more than one counsel for all holders of Warrants) incurred by the holders of Warrants in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement, the Warrant Certificates or the Warrants (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed); and
               (c) any enforcement of (or determination of whether or how to enforce) any rights under this Agreement, the Warrant Certificates or the Warrants or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser or any Transferee having acquired any Warrant Certificate, including, without limitation, the reasonable fees and expenses of counsel engaged by the holders of the Warrants (provided, however, that the Company shall not be required to pay the fees of more than one counsel for all holders of

Warrants) and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.
     10.2 Amendment and Waiver.
     This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and the Required Warrantholders; provided, however, that no amendment or waiver of the provisions of this Section 10.2, Section 5.4 or of any term defined in Section 9.1 to the extent used herein or therein, may be made without the prior written consent of all holders of Warrants then outstanding (excluding any Warrants directly or indirectly held by the Company, any Subsidiary or any Affiliate of the Company); and, provided, further, that
     (a) no such amendment or waiver of any of the provisions of this Agreement pertaining to the Exercise Price or the number of shares or kind of Common Stock that may be purchased upon exercise of each Warrant; and
     (b) no change accelerating the occurrence of the Expiration Date shall be effective as to the holder of any Warrants unless consented to in writing by such holder.
     10.3 Entire Agreement.
     This Agreement embodies the entire agreement and understanding between the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.
     10.4 Successors and Assigns.
     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto to the extent they become holders of Warrants (including, without limitation, any Transferee) whether so expressed or not. Notwithstanding the foregoing sentence, except as provided in Section 5.4, the Company may not assign any of its rights, duties or obligations hereunder or under the Warrant Certificates without the prior written consent of all holders of Warrants then outstanding.
     10.5 Notices.
     All communications hereunder or under the Warrants shall be in writing and shall be delivered either by national overnight courier or by facsimile transmission (confirmed by delivery by national overnight courier sent on the day of the sending of such facsimile transmission), and shall be addressed to the following addresses:
     (a) if to a Purchaser, at its address set forth on such Purchaser’s respective joinder to this Agreement or at such other address as such Purchaser shall have specified to the Company in writing; and

     (b) if to the Company, at the address set forth below, or at such other address as the Company shall have specified to each holder of Warrants in writing.
To:
Cumulus Media, Inc.
3280 Peachtree Road, N.W., Suite 2300
Atlanta, GA 30305
Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective unless actually received by the intended addressee. Notwithstanding the foregoing provisions of this Section, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby shall be delivered in the manner provided in Section 10.8(c).
     10.6 Severability.
     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.7 Execution in Counterpart.
     This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.
     10.8 Waiver of Jury Trial; Consent to Jurisdiction, Etc.
     (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE WARRANTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.
     (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WARRANTS, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT, THE WARRANTS OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH

PARTY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IN ANY FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE (OR, IF SUCH FEDERAL DISTRICT COURTS ARE UNAVAILABLE, IN ANY STATE COURT LOCATED IN WILMINGTON, DELAWARE) AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (c) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER OR ANY OTHER HOLDER OF A WARRANT TO SERVE ANY WRITS, PROCESSES OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf by one of its duly authorized officers or representatives.

COMPANY: CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President Treasurer & Chief Financial Officer

DICKEY FAMILY:
/s/ Lewis W. Dickey, Sr.
Lewis W. Dickey, Sr.

/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.

/s/ John W. Dickey
John W. Dickey

/s/ Michael W. Dickey
Michael W. Dickey

/s/ David W. Dickey
David W. Dickey

Lewis W. Dickey, Sr. Revocable Trust

By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
Title:

DBBC, LLC
By:	/s/ John W. Dickey
	Name:	John W. Dickey
	Title:	Vice President

[SIGNATURE PAGE TO WARRANT AGREEMENT]